FOR IMMEDIATE RELEASE

Celsius Appoints New Chief Financial Officer

Edwin Negron Carballo to Retire; Jarrod Langhans Named CFO

BOCA RATON, FL, April 18, 2022/PRNewswire/ -- Celsius Holdings, Inc., (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today announced that Chief Financial Officer Edwin Negron Carballo has decided to retire from the company. He joined Celsius as CFO in 2018 and has played a significant role in the design and execution of the company’s strategy.

“Edwin’s strategic contributions and financial stewardship have positioned the company well for years to come,” said John Fieldly, President, Chairman and CEO of Celsius. “We thank Edwin for his commitment to our shareholders and his lasting positive impact on our business.”

Jarrod Langhans has joined the company as Chief Financial Officer (CFO) , effective April 18, 2022. Jarrod joins Celsius with broad experience, most recently with Primo Water, serving as CFO of the European and Israel operating segments. Mr. Langhans brings an extensive and diversified financial and leadership background across areas such as financial reporting including SEC, GAAP and IFRS, financial planning and analysis (FPA), mergers and acquisitions (M&A), investor relations (IR), debt and equity issuances, as well as strategic and business analysis and transformation.

Jarrod will succeed Edwin Negron Carballo, who will continue to serve Celsius in an executive capacity to ensure a smooth transition until he begins his retirement on January 31, 2023.

“Our entire team and board of directors are thrilled to welcome Jarrod to Celsius and look forward to benefiting from his leadership and financial expertise as we continue to execute on our growth initiatives, scale our operations and pursue our path to a leadership position in the energy category,” said John Fieldly, President, Chairman and CEO of Celsius. “I’m looking forward to his leadership and partnership in driving our long-term growth ambitions and delivering meaningful shareholder value.”

Jarrod comes to Celsius with over 20 years of management and financial experience, beginning his career in public accounting with Cherry Bekaert, a leading accounting and consulting firm in the U.S. where he provided both auditing and tax compliance and consulting services. Following Cherry Bekaert, he then moved to CBIZ MHM, focusing on auditing, Sox 404, forensic and other consulting engagements with a concentration on public (SEC) companies. With strong competencies in leadership, management, SEC GAAP and IFRS reporting, Jarrod joined Primo

Water Corporation, where he spent approximately 10 years across multiple departments and geographies, including external and internal financial reporting, financial planning and analysis, investor relations, mergers and acquisitions, strategy and transformation with his last role as the CFO of the Rest of World Operating Segment covering 19 countries across Europe as well as Israel.

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global company with a proprietary, clinically proven formula for its master brand CELSIUS® and all its sub-brands. A lifestyle fitness drink and a pioneer in the rapidly growing performance energy sector, CELSIUS® has five beverage lines that each offer proprietary, functional, healthy-energy formulas clinically-proven to offer significant health benefits to its users. The five lines include, CELSIUS® Originals, CELSIUS HEAT™, CELSIUS® BCAA +Energy, CELSIUS® On-the-Go, and CELSIUS® Sweetened with Stevia. CELSIUS® has zero sugar, no preservatives, no aspartame, no high fructose corn syrup, and is non-GMO, with no artificial flavors or colors. The CELSIUS® line of products is Certified Kosher and Vegan. CELSIUS® is also soy and gluten-free and contains very little sodium. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. CELSIUS® is sold nationally at Target, CVS, Walmart, GNC, Vitamin Shoppe, 7-Eleven, Dick's Sporting Goods, The Fresh Market, Sprouts and other key regional retailers such as HEB, Publix, Winn-Dixie, Harris Teeter, Shaw's and Food Lion. It is also available on Amazon, at fitness clubs and in select micro-markets across the country. For more information, please visit: http://www.celsiusholdingsinc.com

Forward-Looking Statements:

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings’ future results of operations and/or financial position, or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” or similar words. You should not rely on forward-looking statements since Celsius Holdings’ actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; and other risks and uncertainties discussed in the reports Celsius Holdings has filed previously with the Securities and Exchange Commission. Celsius Holdings does not intend to and undertakes no duty to update the information contained in this press release.

Investor Relations:
Cameron Donahue
(651) 707-3532
cdonahue@celsius.com